EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
APRIL 30, 2009		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
REPORTS FIRST QUARTER 2009 EARNINGS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $734 million community bank holding company with six bank subsidiaries, announced its financial results for the first quarter of 2009.  Premier realized income of $1,229,000 (19 cents per share) during the quarter ending March 31, 2009, a 30.7% decrease from the $1,774,000 of net income reported for the first quarter of 2008.  The decrease in income in 2009 is largely due to decreasing yields on earning assets, particularly federal funds sold, and increases in non-interest expenses as well as the existence of benefits to 2008 net income, such as negative provisions for loan losses and reimbursed collection expenses, which did not reoccur in 2009.  On a per share basis, Premier earned $0.19 during the first quarter 2009 compared to $0.34 per share earned during the first quarter of 2008.

President and CEO Robert W. Walker commented, “The Federal Reserve’s policy to reduce the federal funds rate to nearly zero coupled with the U.S. Treasury actively buying investment securities has significantly reduced the yield on much of Premier’s earning assets including investments, federal funds sold and variable rate loans.  Add to that the costs of expanding the franchise, working through our non-performing assets and increases in FDIC insurance and you will have a quick understanding of the decrease in Premier’s earnings performance.  You will also have a quick understanding of the challenges facing the banking industry as a whole.  Fortunately, unlike many others in the banking industry, we are able to report a profit this quarter.  Our charge-offs in the first quarter were very modest and our non-performing assets, although higher than we would like for them to be, are still relatively low compared to banks in other regions of the country.  As the industry continues to change, and be changed by regulatory oversight, we continue to be positive about our future and look toward meeting its challenges.  We believe our friendly, ‘down home’, community approach to banking helps us during all seasons of the economy as we strive to improve and expand our franchise.”

Net interest income for the quarter ending March 31, 2009 totaled $6.558 million, compared to $5.594 million of net interest income earned in the first quarter of 2008 and $6.815 million earned in the fourth quarter of 2008.  When compared to the first quarter of 2008, net interest income has improved 17.2%, as the $1.349 million of additional net interest income of the combined Traders Bank more than offset the 6.9% decrease in net interest income of Premier’s other five banks.  Total interest income in the first quarter of 2009 increased by $709,000 or 8.4% when compared to the first quarter of 2008, as a $872,000 or 13.3% increase in interest income on loans and a $127,000 or 8.1% increase in interest income on investments was partially offset by a decrease in interest income on federal funds sold, down $285,000 or 96.3%.  Total interest expense in the first quarter of 2009 decreased by $255,000 or 9.0% when compared to the first quarter of 2008.  Interest on deposits, including the $602,000 of additional interest expense from the addition of Traders Bank, decreased by $235,000 or 9.1% while interest on short-term funds and other borrowings decreased by $20,000 or 8.2%.

The $257,000 or 3.8% decrease in net interest income, when compared to the fourth quarter of 2008 (the prior calendar quarter), is largely due to decreases in interest income which were only partially offset by interest expense savings during the same period.  Total interest income in the first quarter of 2009 decreased by $572,000, or 5.9%, when compared to the fourth quarter of 2008, largely due to declining yields earned on the loan and investment portfolios and virtually no yield on highly liquid federal funds sold.  Interest income on loans decreased by $305,000, or 3.9%, while interest income on investments decreased by $212,000, or 11.1%, and interest income on federal funds sold decreased by $51,000, or 82.3%.  The overall decrease in interest income was partially offset by a $315,000, or 10.9%, decrease in total interest expense.  Interest on deposit accounts decreased by $251,000, or 9.6%, interest on short-term borrowings decreased by $27,000, or 45.0%, and interest expense on long-term borrowings decreased by $37,000, or 16.2%, in the first quarter of 2009 compared to the fourth quarter of 2008 all largely due to lower rates paid.

During the quarter ending March 31, 2009, Premier recorded $102,000 of additional provisions for loan losses compared to $135,000 of negative provisions for loan losses during the same period of 2008 and $106,000 of additional provisions in the fourth quarter of 2008.  Premier began recording negative provisions to the allowance for loan losses in the third quarter of 2005 as a result of improvements in the estimated credit risk at banks formerly subject to regulatory agreements and payments on loans previously identified as having significant credit risk at Premier’s subsidiary, Farmers Deposit Bank.  Since March 31, 2008, however, the increased risk largely associated with the declining confidence in short-term economic conditions and the related impact on borrowers’ repayment abilities has resulted in additional provisions for loan losses in the remainder of 2008 and in 2009.  Evidence of the increased credit risk includes higher levels of non-accrual loans and other real estate owned as a result of foreclosures.  Future provisions for loan losses, positive or negative, will depend on any future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.  As a percent of total loans outstanding, the allowance for loan losses at March 31, 2009 remained virtually unchanged at 1.84% compared to 1.83% at year-end 2008.

In addition to the increase in overall net interest income from the addition of Traders Bank, there was also an increase in net overhead costs.  Net overhead costs for the quarter ending March 31, 2009 totaled $4.594 million compared to $3.056 million in the first quarter of 2008 and $3.898 million in the fourth quarter of 2008.  The $1.538 million increase when compared to the first quarter of 2008 is largely attributable to the $1.143 million of net overhead costs added from the inclusion of Traders Bank in 2009.  The remaining $395,000 increase in net overhead costs is largely due to increases in professional fees, FDIC insurance and collection costs as well as decreases in revenue such as secondary market mortgage income and service charges on deposit accounts.  Collection costs in the first quarter of 2008 were also reduced by $125,000 reimbursement from the sale of collateral.  When compared to the fourth quarter of 2008, net overhead costs in the first quarter of 2009 increased by $696,000, largely due to a $149,000 decrease in income from service charges on deposit accounts, a $97,000 (3.6%) increase in salary and benefit costs, a $75,000 (28.2%) increase in professional fees, a $58,000 increase in OREO expenses and writedowns, and the inclusion in the fourth quarter of 2008 of the restitution of $285,000 of loan collection costs by the former president of Farmers Deposit Bank, a Premier subsidiary.

Total assets as of March 31, 2009 of $734 million were up 1.4% from the $724 million of total assets at year-end 2008.  The $9.7 million increase in total assets since year-end is largely due to a $15.7 million (2.7%) increase in total deposits, partially offset by a $5.0 million decrease in repurchase agreements, a $1.0 million decrease in short-term FHLB borrowings and $526,000 in principal payments on long-term borrowings.  This net increase in funds, combined with $20.2 million received from calls and maturities of investment securities was held at March 31, 2009 as either federal funds sold (up $24.3 million since year-end) or cash and due from banks (up $7.8 million since year-end).  Premier has been reluctant to reinvest these funds as investment yields on seasoned securities have been suppressed by the U.S. Treasury’s program to purchase investment securities in the open market.  Similarly, yields on newly issued high quality securities are also very low due to the low interest rate environment resulting from the U.S. Treasury’s program and the Federal Reserve’s policy on interest rates.  Shareholders’ equity of $90.0 million equaled 12.3% of total assets at March 31, 2009 which compares to shareholders’ equity of $89.4 million or 12.3% of total assets at December 31, 2008.  The increase in shareholders’ equity was due to the $1.2 million of first quarter net income partially offset by the $703,000 cash dividend paid to shareholders.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Following is a summary of the financial highlights for Premier as of and for the period ending March 31, 2009

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended
	March 31	March 31
	2009	2008
Interest Income	9,136	8,427
Interest Expense	2,578	2,833
Net Interest Income	6,558	5,594
Provision for Loan Losses	102	(135)
Net Interest Income after Provision	6,456	5,729
Non-Interest Income	1,170	1,066
Securities Transactions	-	-
Non-Interest Expenses	5,764	4,122
Income Before Taxes	1,862	2,673
Income Taxes	633	899
NET INCOME	1,229	1,774

EARNINGS PER SHARE	0.19	0.34
DIVIDENDS PER SHARE	0.11	0.10

Charge-offs	165	79
Recoveries	106	124
Net charge-offs (recoveries)	59	(45)

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	March 31	December 31
	2009	2008
ASSETS
Cash and Due From Banks	29,933	22,148
Federal Funds Sold	40,152	15,899
Securities Available for Sale	155,581	175,741
Loans Held for Sale	342	1,193
Loans (net)	458,287	458,567
Other Real Estate Owned	981	1,056
Other Assets	18,787	19,887
Goodwill and Other Intangible Assets	30,078	29,974
TOTAL ASSETS	734,141	724,465

LIABILITIES & EQUITY
Deposits	604,892	589,182
Fed Funds/Repurchase Agreements	13,327	18,351
FHLB Advances	6,563	7,607
Other Borrowings	15,078	15,560
Other Liabilities	4,251	4,343
TOTAL LIABILITIES	644,111	635,043
Stockholders’ Equity	90,030	89,422
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	734,141	724,465

TOTAL BOOK VALUE PER SHARE	14.08	13.99

Non-Accrual Loans	7,377	6,943
Loans 90 Days Past Due and Still Accruing	702	625